                         AGREEMENT FOR PURCHASE AND SALE
                                       OF
                          LIMITED PARTNERSHIP INTERESTS

         This Agreement for Purchase and Sale of Limited Partnership Interests (this "Agreement") is made by and between National Auto Credit, Inc., a Delaware corporation ("Seller") and Idacorp Financial Services, Inc., an Idaho corporation ("Buyer"), effective as of January 10, 2002 (the "Agreement Date").

                                    RECITALS
                                    --------

         The parties acknowledge that the following recitals are correct statements of fact and are relied upon as a material part of this Agreement:

         A. Seller owns a limited partnership interest (each a "Limited Partnership Interest") in each of the limited partnerships (the "Partnerships") identified in Exhibit A attached hereto and incorporated herein.

         B. The Partnerships indirectly own housing facilities (the "Facilities") that qualify as low-income buildings entitled to income tax credits under Section 42 of the Internal Revenue Code (the "Tax Credits"). The amount of Tax Credit available to Seller based on its Limited Partnership Interest in each Partnership is stated in Exhibit A attached hereto and incorporated herein.

         C. Seller seeks to sell all of the Limited Partnership Interests and Buyer seeks to purchase all Limited Partnership Interests.

         D. Seller and Buyer seek to enter into this Agreement to state all of the material terms and conditions of the conveyance of the Limited Partnership Interests.

         E. Seller and Buyer acknowledge their obligations to perform all actions in connection with this Agreement in good faith and in a commercially reasonable manner.

         NOW, THEREFORE, in consideration of the covenants, representations and warranties of the parties stated herein, the performances of the parties required hereby and the benefits accruing to the parties hereunder, Seller and Buyer mutually agree and expressly intend to be legally bound as follows:

Section 1.   Conveyance of Limited Partnership Interests
             -------------------------------------------

         1.1 Agreement to Convey. Under the terms and conditions stated in this Agreement, Seller hereby agrees to convey each of the Limited Partnership Interests to Buyer and Buyer hereby agrees to purchase such Limited Partnership Interests from Seller. If all of such Limited Partnership Interests cannot be conveyed in accordance with this Agreement, then Buyer may elect, in Buyer's sole discretion, to either purchase those Limited Partnership Interests that can be conveyed in accordance with this Agreement or to purchase none of the Limited Partnership Interests.

         1.2 Transfer Documents. The Limited Partnership Interests shall be conveyed by Seller's execution, delivery and filing if required of one or more bills of sale, assignments and all other documents in mutually acceptable form that may be required to convey the Limited Partnership Interests to Buyer (the "Transfer Documents"). The Transfer Documents shall include, and Seller shall obtain and provide to Buyer on or before the Closing Date, as defined herein, the Partnership Approvals, as defined herein, and all other consents of third parties required to lawfully convey the Limited Partnership Interests to Buyer. The parties agree and understand that some or all of the Partnerships may dictate the form of such Transfer Documents, and that the parties will make reasonable efforts to conclude the subject conveyances utilizing Transfer Documents acceptable in form and substance to the relevant Partnership(s).

         1.3 Limitation. The parties acknowledge that Buyer is not purchasing any interest in Seller, nor any assets of Seller other than the Limited Partnership Interests, and that Buyer is not a successor to Seller and that Buyer is not assuming any liabilities of Seller.

Section 2.        Purchase Price and Payment.
                  --------------------------

         Buyer shall pay to Seller as the total price for Seller's interests in all Limited Partnership Interests $2,485,000 (the "Purchase Price"). The Purchase Price is allocated among the Limited Partnership Interests as stated in Exhibit A attached hereto and incorporated herein. If any of the Tax Credits are reduced to an amount less than the amounts stated in Exhibit A, or are disallowed in whole or in part by the Internal Revenue Service, then the Purchase Price shall be reduced by the reduced or disallowed amount. The Purchase Price shall be paid in the form of a wire transfer.


Section 3.

         3.1 Partnership Approval. A condition precedent to Buyer's obligation to purchase the Limited Partnership Interests is the prior written approval by each of the Partnerships or the general partner thereof, of the transfer of the Partner Interest by Seller to Buyer (the "Partnership Approval"). The Partnership Approval shall include the waiver or release of any rights or options of the Partnership and all of its partners of any right to acquire the Partner Interest in connection with the transfer thereof by Seller to Buyer. Seller shall obtain the Partnership Approval prior to the Closing Date. Seller shall be solely responsible for requesting the Partnership Approval and for satisfying all conditions and requirements for the Partnership Approval, though Buyer shall cooperate with Seller by providing to Seller any information on Buyer requested by the Partnerships.

         3.2 Disposition Bond. Seller shall obtain Low-Income Housing Credit Disposition Bonds (the "Bonds") meeting the requirements of Section 42(j)(6) of the Internal Revenue Code of 1986, as amended, at its own expense. Buyer agrees to reasonably cooperate with the Seller and make best efforts to cause the respective general partners of each of the Partnerships to provide Seller with information reasonably available to the Partnerships that is reasonably necessary to obtain such Bonds.

Section 4.  Closing Matters.
            ---------------

        4.1 Closing Date. The parties shall complete the purchase and sale of the Limited Partnership Interests on or before January 15,2002.

        4.2 Seller's Closing Documents. On or before the Closing Date, Seller shall deliver to Buyer the following, duly executed and acknowledged by Seller as required:

            4.2.1    The Transfer Documents, including:

                     a. a certificate of good standing for Seller from the Secretary of State of its state of incorporation dated not earlier than five (5) calendar days prior to the date of this Agreement; and

                     b. a certificate of the appropriate corporate officer of Seller certifying as to the (i) incumbency of officers executing the Transfer Documents and (ii) the by-laws or resolutions adopted by Seller's board of directors upon which the authority of the officers executing the Transfer Documents is predicated.

            4.2.2 All other documents reasonably required for Seller to perform its obligations hereunder.

        4.3 Buyer's Closing Documents. On or before the Closing Date,
Buyer shall deliver to Seller the following, duly executed and acknowledged by Buyer as required:

                     a. a certificate of good standing for Buyer from the Secretary of State of its state of incorporation dated not earlier than five (5) calendar days prior to the date of this Agreement; and

                     b. a certificate of the appropriate corporate officer or member of Buyer certifying as to the (i) incumbency of officers or members executing the Transfer Documents on behalf of Buyer and (ii) the by-laws or resolutions adopted by Buyer's board of directors upon which the authority of the officers executing the Transfer Documents is predicated.

                     c. All other documents reasonably required for Buyer to perform its obligations hereunder.

         4.4 Possession and Proration. Possession of the Limited Partnership Interests shall be delivered to Buyer on the Closing Date after completion of the transactions described herein. The parties intend that all benefits of the Limited Partnership Interests accrue to Buyer from and after January 1, 2002.

         4.5 Costs. Each party shall pay all costs incurred by it in negotiating and performing this Agreement. Seller shall pay any and all brokerage fees or agency commissions of any person retained by Seller to market or sell the Limited Partnership Interests. Seller shall indemnify and hold Buyer harmless with respect to claims for any brokerage fees or agency commissions arising out of the transactions described herein.

Section 5.   Representations, Warranties and Covenants.
             -----------------------------------------

         5.1 Seller. On the Closing Date, Seller makes the following representations, warranties and covenants, all for the benefit and reliance of Buyer and Buyer's successors and assigns:

             5.1.1 Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware, and Seller has full power, authority and legal right to enter into this Agreement and to perform all covenants, obligations and agreements of Seller hereunder. Seller has taken all necessary action to authorize the execution, delivery and performance by Seller of this Agreement and all other documents or instruments required in connection with this Agreement, and upon execution and delivery of this Agreement and such other documents and instruments by Seller and the other parties thereto, this Agreement and each of such documents and instruments will have been duly authorized, executed and delivered by Seller and will constitute the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

             5.1.2 To the best of Seller's knowledge, there are no pending or threatened material legal proceedings affecting all or any portion of the Limited Partnership Interests or in which Seller is a party by reason of Seller's ownership of the Limited Partnership Interests. There are no pending or threatened material legal proceedings against Seller that would adversely affect, restrict or prohibit Seller's performance of this Agreement and there are no restrictions on Seller's transfer of the Limited Partnership Interests pursuant to this Agreement.

             5.1.3 To the best of Seller's knowledge, the partnership agreements delivered to Buyer pursuant to Section 3.1 are all of the agreements between the Seller and the Partnerships and said partnership agreements have not been modified, supplemented or restated except by written documents included in the partnership Agreements delivered to Buyer. Seller is not in default, breach or violation of any partnership agreements and Seller has performed and discharged fully all obligations and liabilities of Seller under the partnership agreements accrued or accruing at any time prior to the Closing Date. Seller has no obligation to contribute capital to, or to make any other payment in respect of, any of the Partnerships or the Limited Partnership Interests.

             5.1.4 To the best of Seller's knowledge, the Facilities qualify as low-income buildings entitled to income tax credits under Section 42 of the Internal Revenue Code and the Tax Credits shown in Exhibit A are valid, enforceable and transferable by Seller, Buyer and their successors and assigns. No notices of disallowance of the Tax Credits or violation of any governmental regulations relating to the Limited Partnership Interests or the transfer of the Limited Partnership Interests to Buyer have been received by Seller and, to Seller's knowledge, no such disallowance or violations exist.

             5.1.5 To the best of Seller's knowledge, Exhibit A accurately states the amount or size of the Limited Partnership Interest and Tax Credit owned by Seller with respect to each Partnership.

             5.1.6 Seller is the legal title holder of the Limited
         Partnership Interests and Seller has good and marketable title to the Limited Partnership Interests, free and clear of all liens, encumbrances, claims or other matters. There are no options, rights to purchase, adverse claims or rights of any third parties affecting the title to or ownership of the Limited Partnership Interests that will not be waived or released on or before the Closing Date. There shall be no material change in the status of title to the Limited Partnership Interests or in the ownership, operation or control of Seller from the date hereof until the Closing Date.

             5.1.7 The conveyance of the Limited Partnership Interests in consideration of the Purchase Price does not render Seller insolvent nor reduce Seller's ability to pay any amount owed to any creditor of Seller.

             5.1.8 To the best of Seller's knowledge, all information provided by Seller to Buyer is true, correct and complete and does not fail to disclose the information requested by Buyer. Seller is aware of no information not disclosed by Seller to Buyer, which if disclosed, would materially affect Buyer's decision to proceed with the transactions described herein.

             5.1.9 Seller has received no cash distributions from the Partnerships.

         5.2 Buyer. On the Agreement Date and on the Closing Date, Buyer makes the following representations and warranties and covenants, all for the exclusive benefit and reliance of Seller:

             5.2.1 Buyer is duly organized, validly existing and in good standing under the laws of the State of Idaho, and Buyer has full power, authority and legal right to enter into this Agreement and to perform all covenants, obligations and agreements of Buyer hereunder. Buyer has taken all necessary action to authorize the execution, delivery and performance by Buyer of this Agreement and all other documents or instruments required in connection with this Agreement, and upon execution and delivery of this Agreement and such other documents and instruments by Buyer and the other parties thereto, this Agreement and each of such documents and instruments will have been duly authorized, executed and delivered by Buyer and will constitute the legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

                  5.2.2 To the best of Buyer's knowledge, there are no pending or threatened material legal proceedings against Buyer that would adversely affect, restrict or prohibit Buyer's performance of this Agreement and there are no restrictions on Buyer's acquisition of the Limited Partnership Interests pursuant to this Agreement.

                  5.2.3 The conveyance of the Limited Partnership Interests in consideration of the Purchase Price does not render Buyer insolvent nor reduce Buyer's ability to pay any amount owed to any creditor of Buyer.

                  5.2.4 In connection with this Agreement, Buyer has been
             advised that:

                        THE LIMITED PARTNERSHIP INTERESTS PURCHASED HEREBY
                  HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE LIMITED PARTNERSHIP INTERESTS ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS CONTAINED IN THE SECURITIES ACT AND IN THE RULES AND REGULATIONS THEREUNDER, AND IN RELIANCE UPON EXEMPTIONS FROM APLPICABLE STATE SECURITIES LAWS. THE LIMITED PARTNERSHIP INTERESTS CANNOT BE RESOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE. THERE ARE OTHER RESTRICTIONS ON TRANSFER PURSUANT TO THE PARTNERSHIP AGREEMENTS.

                  5.2.5 Buyer represents that it is an "accredited investor" as that term is defined in Regulation D under the Securities Act, and the Buyer is financially sophisticated and separately advised by counsel.

                  5.2.6 Buyer represents that it is not purchasing the Interests with a view to offering or selling the Interests in connection with any distribution (within the meaning of the Securities Act).

                  5.2.7 The funds used by Buyer to purchase the Interest either
         (i) are not assets of an employee benefit plan as described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in Section 4975(e)(1) of the Code or in Treasury Regulation 29 CFR Section 2510.8-101, or (ii) are plan assets of an insurance company general account, which account satisfies the applicable requirements of U.S. Department of Labor ERISA Prohibited Transaction Class Exemption ("PCTE") 95-60.

                  5.2.8 Buyer further represents and covenants that neither Buyer nor any person authorized to act on its behalf has offered and sold or will offer or sell, directly or indirectly, the Interests or any other security in any manner which would render this Agreement a violation of Section 5 of the Securities Act or the registration or qualification requirements of any state securities law.

         5.3 Survival. All representations, warranties and covenants of the parties stated in this Agreement shall survive the Closing Date and are fully enforceable thereafter.

Section 6.   Indemnification.
             ---------------

         6.1 Seller Indemnity of Buyer. Seller shall indemnify and hold Buyer harmless from any and all losses, damages, good faith settlements, expenses, taxes, reasonable attorneys' fees and costs incurred by Buyer as a result of (a) the breach of any representation, warranty, agreement or covenant of Seller contained in this Agreement; (b) Seller's ownership or operation of the Limited Partnership Interests occurring or accruing prior to the Closing Date and/or (c) claims of third parties based on any error, omission, breach, default, negligence or intentional act of Seller. If a claim is made against Buyer regarding a matter for which Buyer is entitled to indemnification under this Section, Buyer will give written notice to Seller of the claim within ten days following Buyer's knowledge thereof, whether implied or actual. Buyer's failure to notify Seller will not relieve Seller from any liability which it may have to Buyer hereunder or otherwise. With respect to each such notice, Seller shall immediately take actions reasonably necessary to minimize any risk or loss to Buyer, including retaining counsel satisfactory to Buyer and taking such other actions as are reasonably necessary to defend Buyer or to discharge the indemnity obligations hereunder.

         6.2 Buyer Indemnity of Seller. Buyer shall indemnify and hold Seller harmless from any and all losses, damages, good faith settlements, expenses, taxes, reasonable attorneys' fees and costs incurred by Seller as a result of
(a) the breach of any representation, warranty, agreement or covenant of Buyer contained in this Agreement; (b) Buyer's ownership or operation of the Limited Partnership Interests occurring or accruing after the Closing Date and/or (c) claims of third parties based on any error, omission, breach, default, negligence or intentional act of Buyer. If a claim is made against Seller regarding a matter for which Seller is entitled to indemnification under this Section, Seller will give written notice to Buyer of the claim within ten (10) days following Seller's knowledge thereof, whether implied or actual. Seller's failure to notify Buyer will not relieve Buyer from any liability which it may have to Seller hereunder or otherwise. With respect to each such notice, Buyer shall immediately take actions reasonably necessary to minimize any risk or loss to Seller including retaining counsel satisfactory to Seller and take such other actions as are reasonably necessary to defend Seller or to discharge the indemnity obligations hereunder.

         6.3 Limitation of Liability. Except for claims of indemnification for amounts payable to third parties pursuant to this Section, neither party shall be liable to the other for indirect or consequential damages, for exemplary or punitive damages or for lost profits or loss of business directly or indirectly arising out of or in connection with this Agreement.

Section 7.        Default and Remedies.
                  --------------------

         7.1 Defaults by Seller. In addition to any other actions constituting a default hereunder, Seller shall be in default hereunder if on the Closing Date this Agreement is in full force and effect, Buyer has tendered full performance and Seller fails to convey the Limited Partnership Interests to Buyer in accordance with this Agreement.

         7.2 Buyer's Remedies. If actions or omissions of Seller constituting a default occur on or are unremedied as of the Closing Date, Buyer may elect as its exclusive remedy to either (a) terminate this Agreement, and prosecute a claim for damages or (b) continue this Agreement and immediately prosecute a claim for specific performance of this Agreement. In the event of default of Seller after the Closing Date for breach of a representation, warranty or covenant under this Agreement that survives and continues after the Closing Date, Buyer may prosecute its claims for damages and/or equitable relief to the extent allowed by this Agreement and/or applicable law, but subject to the limitations in Section 6.3.

         7.3 Defaults by Buyer. Buyer shall be in default hereunder if, on the Closing Date, Seller has tendered full performance and Buyer fails to purchase the Limited Partnership Interests in accordance with this Agreement.

         7.4 Seller's Remedies. If actions of Buyer constituting a default occur or remain unremedied on the Closing Date, Seller shall be entitled, as Seller's exclusive remedy, to terminate this Agreement but Seller shall not be entitled to any other damages for Buyer's default under this Agreement. If actions of Buyer constituting an event of default occur after the Closing Date for breach of a representation, warranty or covenant under this Agreement that survives and continues after the Closing Date, Seller may prosecute its claims for damages and/or equitable relief to the extent allowed by this Agreement and/or applicable law, but subject to the limitations in Section 6.3.

Section 8.   General Provisions.
             ------------------

         8.1 Notice. Any notice hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or sent by United States mail, or by telex or facsimile transmission, and will be deemed received (a) if sent by certified or registered mail, return receipt requested, when actually received or five (5) days after deposit in the United States mail, whichever is earlier, (b) if sent by overnight courier, when actually received, (c) if sent by telex or facsimile transmission, on the date sent provided confirmatory notice is sent by overnight courier or by first-class mail, postage prepaid and (d) if delivered by hand, on the date of receipt.

              To Seller:          National Auto Credit, Inc.
                                  555 Madison Avenue
                                  New York, NY  10017

              With a copy to:     Ralph V. De Martino, Esq.
                                  De Martino Finkelstein Rosen & Virga
                                  1818 N Street, N. W.
                                  Suite 400
                                  Washington, DC 20036

              To Buyer:           Mr. Steven R. Keen, President
                                  Idacorp Financial Services, Inc.
                                  877 West Main Street
                                  Suite 510
                                  Boise, ID 83702

         8.2 Negotiation and Integration. The terms and provisions of this Agreement represent the results of extensive and informed negotiations between the parties, each of which has been represented by counsel or other representative of its own choosing and neither of which parties have acted under duress or compulsion, whether legal, economic or otherwise. This Agreement is entered into after full investigation, neither party relying upon any statements or representations made by the other not embodied in this Agreement. All prior and contemporaneous statements, representations, implications, understandings and agreements between the parties are superseded by and merged in this Agreement, which alone fully and completely expresses their entire agreement and intentions. There are no other agreements between the parties regarding the Limited Partnership Interests which exist outside of this Agreement.

         8.3 Assignment and Modification. This Agreement shall be binding upon the successors and assigns of each of the parties. This Agreement may not be assigned by either party at any time without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. However, Buyer may, without the prior written consent of Seller, assign this Agreement to an affiliate of Buyer, provided the assignee assumes all obligations of Buyer under this Agreement. In the event such assignment occurs, Buyer must give Seller written notice of the assignment within five (5) business days of such assignment. This Agreement may not be changed orally, but only by an agreement in writing, signed by the parties.

         8.4 Severability. If any provision of this Agreement is held by a court to be void or unenforceable, the balance of the Agreement shall remain valid and enforceable.

         8.5 No Agency. It is expressly agreed and understood by the parties hereto that neither party is the agent, partner nor joint venture partner of the other. It is also expressly agreed and understood that neither party has any obligations or duties to the other relating to the Limited Partnership Interests except as specifically provided for in this Agreement.

         8.6 Attorneys' Fees. In the event any party hereto finds it necessary to bring an action at law or other proceeding against the other party to enforce this Agreement or any instrument executed pursuant to this Agreement, or by reason of any breach hereunder, the party prevailing in any such action or other proceeding shall be paid all costs and reasonable attorney's fees by the defaulting party, and in the event any judgment is secured by such prevailing party all such costs and attorneys' fees shall be included in any such judgment.

         8.7 Time. Time is of the essence of this Agreement. However, if any action is required to be taken on a Saturday, Sunday or legal holiday, the action shall be deemed timely if it is taken on the next regular business day.

         8.8 STATE LAW AND JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF IDAHO. EACH OF THE PARTIES AND THEIR RESPECTIVE AFFILIATES, SUCCESSORS AND ASSIGNSHEREBY AGREES TO WAIVE TRIAL BY JURY IN ALL ACTIONS DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT.

         8.9 Counterparts. This Agreement may be executed in counterparts, and the signature of any person required by this Agreement shall be effective if signed on any and/or all counterparts. All executed counterparts together shall be deemed to constitute a single valid, complete and binding Agreement.

         8.10 Further Assurances. From and after the closing date, Seller and Buyer each agree to execute, acknowledge and deliver such other documents or instruments as may be reasonably required by the other party, or which may be reasonably required by the Partnerships or the General Partners or which is required under the Partnership Agreements, to effectuate the complete sale and transfer of the Interests to Buyer.

         8.11 Survival of Provisions. The representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.


            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

         IN WITNESS WHEREOF, by its signature, each party hereby acknowledges its receipt, review, understanding and voluntary acceptance of every term and condition of this Agreement, effective as of the Agreement Date.

SELLER:                                  BUYER:

National Auto Credit, Inc.,              Idacorp Financial Services, Inc.,
a Delaware corporation                   an Idaho corporation

By:      ____________________________    By:      ____________________________
Name:    ____________________________    Name:    ____________________________
Its:     ____________________________    Its:     ____________________________

                                    EXHIBITS


Exhibit A         Description of Limited Partnership Interests

                                    EXHIBIT A

                  DESCRIPTION OF LIMITED PARTNERSHIP INTERESTS

                     NATIONAL AUTO CREDIT PURCHASE AGREEMENT
                     ---------------------------------------
                                    EXHIBIT A
                                    ---------
                                     SUMMARY
                                     -------

                                                                                             TOTAL
               PARTNERSHIP                     NO. UNITS               SALES PRICE       TAX CREDITS
               -----------                     ---------               -----------       -----------
   NATIONAL CORPORATE TAX CREDIT FUND I
                -STANDARD UNIT                            1           $   104,826        $    97,000
               -CALIFORNIA UNIT                           1           $   100,480        $    85,000

  NATIONAL CORPORATE TAX CREDIT FUND III                  2           $   602,101        $   864,000

          KEYCORP INVESTMENT L.P.                         2           $   392,666        $   593,000

       BOSTON CAPITAL CORPORATE TC III                    1           $   302,323        $   425,086

       COLUMBIA HOUSING PARTNERS CT I                     1
              AND MAPLE MANOR LP                          1           $   261,927        $   222,064

     NATIONAL CREDIT PARTNERS XVII L.P.                 3.6           $   133,813        $    38,500

     NATIONAL TAX CREDIT FUND 27 L.P.                     1           $   338,709        $   326,400

               KNIGHTSTOWN L.P.                           1           $    21,519        $    12,325

       WNC CORPORATE TAX CREDITS XXX                     18           $   226,636        $   277,742



                                                               --------------------------------------
             TOTAL SALES PRICE                                        $ 2,485,000        $ 2,941,117
                                                               ======================================

                     NATIONAL AUTO CREDIT PURCHASE AGREEMENT
                     ---------------------------------------
                                    EXHIBIT A
                                    ---------
                          PROJECTED TAX CREDITS BY YEAR
                          -----------------------------


                 PARTNERSHIP                             2002         2003        2004         2005         2006        2007
                 -----------                             ----         ----        ----         ----         ----        ----
     NATIONAL CORPORATE TAX CREDIT FUND I
                 -STANDARD UNIT                         $83,000      $14,000
                -CALIFORNIA UNIT                        $63,000      $22,000

    NATIONAL CORPORATE TAX CREDIT FUND III             $224,000     $214,000    $184,000     $164,000      $78,000

           KEYCORP INVESTMENT L.P.                     $138,000     $138,000    $134,000     $111,000      $61,000     $11,000

         BOSTON CAPITAL CORPORATE TC III               $112,417     $110,844    $109,617      $75,509      $15,935        $347

          COLUMBIA HOUSING PARTNERS CT I                $98,022      $76,732     $33,049      $10,047       $3,987        $193
               AND MAPLE MANOR LP

        NATIONAL CREDIT PARTNERS XVII L.P.              $33,500       $4,000        $500         $400         $100

       NATIONAL TAX CREDIT FUND 27 L.P.                $139,700     $107,200     $60,600      $14,000       $4,500        $400
               AND KNIGHTSTOWN LP                       $10,195       $2,130

        WNC CORPORATE TAX CREDITS XXX                   $89,479      $89,479     $81,683      $16,613         $488


                                                   -----------------------------------------------------------------------------
                    TOTAL                              $991,313     $778,385    $603,449     $391,569     $164,010     $11,940
                                                   =============================================================================

                        TAX CREDITS BY YEAR (%)           33.7%        26.5%       20.5%        13.3%         5.6%        0.4%


                                                                                             LOSSES AT
                 PARTNERSHIP                     2008   2009       TOTAL         NPV@ 25%      NPV 25%    TOTAL         REVISED
                 -----------                     ----   ----       -----         --------      -------    -----         -------
     NATIONAL CORPORATE TAX CREDIT FUND I
                 -STANDARD UNIT                                 $   97,000     $   75,360     $ 34,000 $  109,360     $  104,826
                -CALIFORNIA UNIT                                $   85,000     $   64,480     $ 36,000 $  100,480     $  100,480

    NATIONAL CORPORATE TAX CREDIT FUND III                      $  864,000     $  503,101     $ 99,000 $  602,101     $  602,101

           KEYCORP INVESTMENT L.P.                              $  593,000     $  335,666     $ 57,000 $  392,666     $  392,666

         BOSTON CAPITAL CORPORATE TC III          $347    $70   $  425,086     $  253,323     $ 49,000 $  302,323     $  302,323

          COLUMBIA HOUSING PARTNERS CT I           $34          $  222,064     $  149,927     $112,000 $  261,927     $ $261,927
               AND MAPLE MANOR LP

        NATIONAL CREDIT PARTNERS XVII L.P.                      $   38,500     $   29,813     $104,000 $  133,813     $  133,813

       NATIONAL TAX CREDIT FUND 27 L.P.                         $  326,400     $  218,709     $120,000 $  338,709     $  338,709
               AND KNIGHTSTOWN LP                               $   12,325     $    9,519     $ 12,000 $   21,519     $   21,519

        WNC CORPORATE TAX CREDITS XXX                           $  277,742     $  177,636     $ 49,000 $  226,636     $  226,636


                                                ---------------------------------------------------------------------------------
                    TOTAL                         $381     $70  $2,941,117     $1,817,534     $672,000 $2,489,534     $2,485,000
                                                =================================================================================

                        TAX CREDITS BY YEAR (%)                     100.0%




       NOTE - THE REVISED PRICE REFLECTS ONE ADJUSTMENT. THE PRICE FOR THE
           NCTC I STANDARD UNIT WAS DECREASED BY $4,534 PER AGREEMENT.

                     NATIONAL AUTO CREDIT PURCHASE AGREEMENT
                     ---------------------------------------
                                    EXHIBIT A
                                    ---------
       PASSIVE LOSSES PROJECTED TO THE YEAR 2010 (IN THOUSANDS EXCEPT NPV)
      --------------------------------------------------------------------

          PARTNERSHIP
          -----------                          2002     2003     2004    2005     2006    2007
                                               ----     ----     ----    ----     ----    ----

          NCTC FUND I
          -STANDARD UNIT                       $ 40     $ 33     $ 31    $ 28     $ 20    $ 15
         -CALIFORNIA UNIT                      $ 35     $ 35     $ 28    $ 28     $ 26    $ 25
         NCTC FUND III                         $ 90     $ 90     $ 90    $ 90     $ 86    $ 60

    KEYCORP INVESTMENT L.P.                    $ 52     $ 48     $ 46    $ 47     $ 46    $ 45

  BOSTON CAPITAL CTC FUND III                  $ 50     $ 39     $ 39    $ 39     $ 36    $ 34

COLUMBIA HOUSING PARTNERS FUND I               $ 93     $100     $ 99    $ 94     $ 90    $ 95

NATIONAL TAX CREDIT FUND 27 L.P.               $100     $100     $100    $100     $100    $100
       AND KNIGHTSTOWN L.P.                    $ 10     $ 10     $ 10    $ 10     $ 10    $ 10

 NATIONAL CREDIT PARTNERS XVII                 $ 90     $ 90     $ 90    $ 90     $ 90    $ 81

 WNC CORPORATE TAX CREDITS XXX                 $ 46     $ 44     $ 41    $ 39     $ 37    $ 35



                                            ------------------------------------------------------
             TOTAL                             $606     $589     $574    $565     $541    $500
                                            ======================================================


           PARTNERSHIP                         NOTE 1                                 TAX RATE 35%
           -----------                       2008    2009    2010    TOTAL              NPV 25 %
                                             ----    ----    ----    -----              ---------

           NCTC FUND I
           -STANDARD UNIT                    $ 15    $ 14    $ 12   $  208              $34.289
          -CALIFORNIA UNIT                   $ 23    $ 20    $ 18   $  238              $35.656
          NCTC FUND III                      $ 70    $ 50    $ 30   $  656              $99.242

     KEYCORP INVESTMENT L.P.                 $ 44    $ 44    $ 38   $  410              $57.296

   BOSTON CAPITAL CTC FUND III               $ 34    $ 33    $ 29   $  333              $48.360

 COLUMBIA HOUSING PARTNERS FUND I            $ 83    $ 75    $ 67   $  796             $112.338

 NATIONAL TAX CREDIT FUND 27 L.P.            $100    $ 90    $ 81   $  871             $119.730
        AND KNIGHTSTOWN L.P.                 $ 10     $ 9    $  8   $   87              $11.968

  NATIONAL CREDIT PARTNERS XVII              $ 73    $ 66    $ 59   $  729             $104.149

  WNC CORPORATE TAX CREDITS XXX              $ 34    $ 32    $ 29   $  337              $48.866



                                          ------------------------------------------------------
              TOTAL                          $486    $433    $371   $4,665             $671.894
                                          ======================================================







        NOTE 1. The losses for the years 2007 to 2010 denoted in red are estimates, calculated by using the GP estimates and reducing such amount by 10% per year.